Sub-Item 77E

                                AIM SECTOR FUNDS

                                LEGAL PROCEEDINGS

SETTLED ENFORCEMENT ACTIONS AND INVESTIGATIONS RELATED TO MARKET TIMING

          On October 8, 2004, INVESCO Funds Group, Inc. ("IFG") (the former investment advisor to certain AIM Funds), Invesco Aim Advisors, Inc. ("Invesco Aim") and Invesco Aim Distributors, Inc. ("IADI") (the distributor of the retail AIM Funds) reached final settlements with certain regulators, including the Securities and Exchange Commission ("SEC"), the New York Attorney General and the Colorado Attorney General, to resolve civil enforcement actions and/or investigations related to market timing and related activity in the AIM Funds, including those formerly advised by IFG. As part of the settlements, a $325 million fair fund ($110 million of which is civil penalties) has been created to compensate shareholders harmed by market timing and related activity in funds formerly advised by IFG. Additionally, Invesco Aim and IADI created a $50 million fair fund ($30 million of which is civil penalties) to compensate shareholders harmed by market timing and related activity in funds advised by Invesco Aim, which was done pursuant to the terms of the settlement. These two fair funds will be distributed in accordance with the methodology produced by Invesco Aim's independent distribution consultant, in consultation with Invesco Aim and the independent trustees of the AIM Funds and which was approved by the SEC on May 23, 2008.

          The Distribution Plans provide for distribution to all eligible investors, for the periods spanning January 1, 2000 through July 31, 2003 (for the IFG Fair Fund) and January 1, 2001 through September 30, 2003 (for the AIM Fair Fund), their proportionate share of the applicable Fair Fund to compensate such investors for injury they may have suffered as a result of market timing in the affected funds. The Distribution Plans include a provision for any residual amounts in the Fair Funds to be distributed in the future to the affected funds. Invesco Aim has informed the AIM Funds that Invesco Aim intends to make or cause to be made available further details regarding the IDC Plan and planned distributions thereunder on Invesco Aim's website, available at http://www.invescoaim.com.

          At the present time, management of Invesco Aim and the AIM Funds are unable to estimate the impact, if any, that the outcome of the Pending Litigation and Regulatory Inquiries described herein may have on Invesco Aim, IADI or the AIM Funds.

PENDING LITIGATION

Pending Regulatory Action Alleging Market Timing

          On August 30, 2005, the West Virginia Office of the State Auditor - Securities Commission ("WVASC") issued a Summary Order to Cease and Desist and Notice of Right to Hearing to Invesco Aim and IADI (Order No. 05-1318). The WVASC makes findings of fact that Invesco Aim and IADI entered into certain arrangements permitting market timing of the AIM Funds and failed to disclose these arrangements in the prospectuses for such Funds, and conclusions of law to the effect that Invesco Aim and IADI violated the West Virginia securities laws. The WVASC orders Invesco Aim and IADI to cease any further violations and seeks to impose monetary sanctions, including restitution to affected investors, disgorgement of fees, reimbursement of investigatory, administrative and legal costs and an "administrative assessment," to be determined by the Commissioner. Initial research indicates that these damages could be limited or capped by statute. By agreement with the Commissioner of Securities, Invesco Aim's time to respond to that Order has been indefinitely suspended.


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Private Civil Actions Alleging Market Timing

          Multiple civil lawsuits, including purported class action and shareholder derivative suits, have been filed against various parties (including, depending on the lawsuit, certain AIM Funds, IFG, Invesco Aim, Invesco Aim Management Group, Inc. ("Invesco Aim Management") and certain related entities, certain of their current and former officers and/or certain unrelated third parties) based on allegations of improper market timing and related activity in the AIM Funds. These lawsuits allege a variety of theories of recovery, including but not limited to: (i) violation of various provisions of the Federal and state securities laws; (ii) violation of various provisions of Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (iii) breach of fiduciary duty; and/or (iv) breach of contract. These lawsuits were initiated in both Federal and state courts and seek such remedies as compensatory damages; restitution; injunctive relief; disgorgement of management fees; imposition of a constructive trust; removal of certain directors and/or employees; various corrective measures under ERISA; rescission of certain Funds' advisory agreements; interest; and attorneys' and experts' fees. The list below identifies such lawsuits (excluding those lawsuits that have been transferred as mentioned herein) that have been served on IFG, Invesco Aim, the AIM Funds or related entities, or for which service of process has been waived (with the exception of the Sayegh lawsuit discussed below).

     - RICHARD LEPERA, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., ET AL, in the District Court, City and County of Denver, Colorado, (Civil Action No. 03-CV-7600), filed on October 2, 2003.

     - MIKE SAYEGH, ON BEHALF OF THE GENERAL PUBLIC, V. JANUS CAPITAL CORPORATION, ET AL., in the Superior Court of the State of California, County of Los Angeles (Case No. BC304655), filed on October 22, 2003 and amended on December 17, 2003 to substitute INVESCO Funds Group, Inc. and Raymond R. Cunningham for unnamed Doe defendants.

     - RAJ SANYAL, DERIVATIVELY ON BEHALF OF NATIONS INTERNATIONAL EQUITY FUND, ET AL., V. WILLIAM P. CARMICHAEL, in the Superior Court Division, State of North Carolina (Civil Action No. 03-CVS-19622), filed on November 14, 2003.

     -    L. SCOTT KARLIN, DERIVATIVELY ON BEHALF OF INVESCO FUNDS GROUP, INC.,
          V. AMVESCAP, PLC, ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2406), filed on November 28, 2003.

     - RICHARD RAVER, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-F-2441), filed on December 2, 2003.

     - JERRY FATTAH, CUSTODIAN FOR BASIM FATTAH, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-F-2456), filed on December 4, 2003.

     - EDWARD LOWINGER AND SHARON LOWINGER, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, Southern District of New York (Civil Action No. 03-CV-9634), filed on December 4, 2003.

     - JOEL GOODMAN, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC. AND RAYMOND R. CUNNINGHAM, in the District Court, City and County of Denver, Colorado (Case Number 03CV9268), filed on December 5, 2003.


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     -    STEVEN B. EHRLICH, CUSTODIAN FOR ALEXA P. EHRLICH, UGTMA/FLORIDA, AND
          DENNY P. JACOBSON, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-N-2559), filed on December 17, 2003.

     - JOSEPH R. RUSSO, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, Southern District of New York (Civil Action No. 03-CV-10045), filed on December 18, 2003.

     - MIRIAM CALDERON, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. AMVESCAP PLC, ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-M-2604), filed on December 24, 2003.

     - PAT B. GORSUCH AND GEORGE L. GORSUCH V. INVESCO FUNDS GROUP, INC. AND AIM ADVISER, INC., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2612), filed on December 24, 2003.

     - LORI WEINRIB, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, Southern District of New York (Civil Action No. 04-CV-00492), filed on January 21, 2004.

     - ROBERT S. BALLAGH, JR., INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 04-MK-0152), filed on January 28, 2004.

     - JONATHAN GALLO, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 04-MK-0151), filed on January 28, 2004.

     - EILEEN CLANCY, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, Southern District of New York (Civil Action No. 04-CV-0713), filed on January 30, 2004.

     -    SCOTT WALDMAN, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED,
          V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, Southern District of New York (Civil Action No. 04-CV-00915), filed on February 3, 2004.

     - CARL E. VONDER HAAR AND MARILYN P. MARTIN, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 04-CV-812), filed on February 5, 2004.

     -    HENRY KRAMER, DERIVATIVELY ON BEHALF OF INVESCO ENERGY FUND, ET AL.,
          V. AMVESCAP, PLC, ET AL., in the United States District Court, District of Colorado (Civil Action No. 04-MK-0397), filed on March 4, 2004.

     - CYNTHIA L. ESSENMACHER, DERIVATIVELY ON BEHALF OF INVESCO DYNAMICS FUND, ET AL., V. INVESCO FUNDS GROUPS, INC., ET AL., in the United States District Court, District of Delaware (Civil Action No. 04-CV-188), filed on March 29, 2004.


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     -    ANNE G. PERENTESIS (WIDOW) V. AIM INVESTMENTS, ET AL (INVESCO FUNDS
          GROUP, INC.), in the District Court of Maryland for Baltimore County (Case No. 080400228152005), filed on July 21, 2005.

All lawsuits based on allegations of market timing, late trading, and related issues have been transferred to the United States District Court for the District of Maryland (the "MDL Court") for consolidated or coordinated pre-trial proceedings. Pursuant to an Order of the MDL Court, plaintiffs in the above lawsuits consolidated their claims for pre-trial purposes into three amended complaints against various Invesco Aim- and IFG-related parties. The parties in the amended complaints have agreed in principle to settle the actions. A list identifying the amended complaints in the MDL court and details of the settlement are discussed below.

     - RICHARD LEPERA, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED (LEAD PLAINTIFF: CITY OF CHICAGO DEFERRED COMPENSATION PLAN),
          V. INVESCO FUNDS GROUP, INC., ET AL, in the MDL Court (Case No. 04-MD-15864; No. 04-CV-00814-JFM) (originally in the United States District Court for the District of Colorado), filed on September 29, 2004.

     - CYNTHIA ESSENMACHER, ET AL., Derivatively on Behalf of the Mutual Funds, Trusts and Corporations Comprising the Invesco and AIM Family of Mutual Funds v. AMVESCAP, PLC, ET AL., in the MDL Court (Case No. 04-MD-15864-FPS; No. 04-819), filed on September 29, 2004.

     - MIRIAM CALDERON, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. AVZ, INC., ET AL., in the MDL Court (Case No. 1:04-MD-15864-FPS), filed on September 29, 2004.

          On March 1, 2006, the MDL Court entered orders on Defendants' Motions to dismiss in the derivative (Essenmacher) and class action (Lepera) lawsuits. The MDL Court dismissed all derivative causes of action in the Essenmacher lawsuit but two: (i) the excessive fee claim under Section 36(b) of the Investment Company Act of 1940 (the "1940 Act"); and (ii) the "control person liability" claim under Section 48 of the 1940 Act. The MDL Court dismissed all claims asserted in the Lepera class action lawsuit but three: (i) the securities fraud claims under Section 10(b) of the Securities Exchange Act of 1934; (ii) the excessive fee claim under Section 36(b) of the 1940 Act (which survived only insofar as plaintiffs seek recovery of fees associated with the assets involved in market timing); and (iii) the "control person liability" claim under Section 48 of the 1940 Act. On June 14, 2006, the MDL Court entered an order dismissing the Section 48 claim in the derivative (Essenmacher) lawsuit. Based on the MDL Court's March 1, 2006 and June 14, 2006 orders, all claims asserted against the Funds that have been transferred to the MDL Court have been dismissed, although certain Funds remain nominal defendants in the derivative (Essenmacher) lawsuit. Defendants filed their Original Answer in the class action (Lepera) lawsuit on March 31, 2006. The MDL Court has indefinitely deferred Defendants' obligation to answer the derivative (Essenmacher) lawsuit. The Plaintiffs in the class action (Lepera) lawsuit stipulated that their claims against Invesco Aim, IADI and Invesco Aim Investment Services, Inc. ("IAIS") are based solely on successor liability for alleged timing in the AIM Funds formerly advised by IFG and that they are not making any claims based on alleged timing in the other AIM Funds. Based upon this stipulation, Invesco Aim withdrew its pending Motion to Dismiss the claims against Invesco Aim, IADI and IAIS. On July 3, 2007, the Defendants filed an Omnibus Motion to Dismiss in both the class action (Lepera) and derivative (Essenmacher) lawsuits based on Plaintiffs' lack of standing to sue for injuries to funds the Plaintiffs do not own. On October 19, 2007, Judge Motz for the MDL Court denied the Defendants' Motion to Dismiss. On January 5, 2008, the parties reached an agreement in principle to settle both the class action (Lepera) and the derivative (Essenmacher) lawsuits, subject to the MDL Court approval. Individual class members have the right to object.

          On September 15, 2006, Judge Motz for the MDL Court granted the Defendants' motion to dismiss the ERISA (Calderon) lawsuit and dismissed such lawsuit. The Plaintiff appealed this decision.


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On June 16, 2008, the Fourth Circuit Court of Appeals reversed the dismissal and remanded this lawsuit back to the MDL Court for further proceedings. On December 15, 2008, the parties reached an agreement in principle to settle this lawsuit, subject to the MDL Court approval. Individual class members have the right to object. No payments are required under the settlement; however, the parties agreed that certain limited changes to benefit plans and participants' accounts would be made.

Private Civil Actions Alleging Improper Use of Fair Value Pricing

          Multiple civil class action lawsuits have been filed against various parties (including, depending on the lawsuit, certain AIM Funds, IFG and/or Invesco Aim) alleging that certain AIM Funds inadequately employed fair value pricing. These lawsuits allege a variety of theories of recovery, including but not limited to: (i) violations of various provisions of the Federal securities laws; (ii) common law breach of duty; and (iii) common law negligence and gross negligence. These lawsuits have been filed in both Federal and state courts and seek such remedies as compensatory and punitive damages; interest; and attorneys' fees and costs. One lawsuit was settled and dismissed in May 2008; while the other, as noted below, has been consolidated into the MDL court for pre-trial purposes. The lawsuit listed below has been served on IFG, Invesco Aim, the AIM Funds or related entities, or has had service of process waived.

     - JOHN BILSKI, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. AIM INTERNATIONAL FUNDS, INC., ET AL., in the United States District Court, Southern District of Illinois (East St. Louis) (Case No. 03-772), filed on November 19, 2003. This lawsuit has been transferred to the MDL Court by order of the United States District Court, Southern District of Illinois (East St. Louis).


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